                                                                      EXHIBIT 12

                              PAGING NETWORK, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                             YEAR ENDED DECEMBER 31,
                                              -------------------------------------------------------
                                                1992        1993        1994        1995       1996
                                              -------     --------    --------    --------   --------
Earnings:
        Loss before extraordinary item        $(6,758)    $(20,011)   $(17,965)   $(44,201)  $(81,820)
        Fixed charges                          28,668       40,479      64,007     118,666    148,055
                                              -------     --------    --------    --------   --------
           Earnings                           $21,910      $20,468     $46,042     $74,465    $66,235
                                              =======     ========    ========    ========   ========

Fixed charges:
        Interest expense                      $22,504      $30,225     $50,694     $98,533   $122,753
        Amortization of deferred
            financing cost                      1,134        2,583       3,023       4,313      5,261
        Interest portion of rental
            expense                             5,030        7,671      10,290      15,820     20,041
                                              -------     --------    --------    --------   --------
            Fixed charges                     $28,668      $40,479     $64,007    $118,666   $148,055
                                              =======     ========    ========    ========   ========
Ratio of earnings to fixed charges                  -            -           -           -          -

Deficiency of earnings available
   to cover fixed charges                     $(6,758)    $(20,011)   $(17,965)   $(44,201)  $(81,820)
                                              =======     ========    ========    ========   ========